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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): October 29, 1997



                              ASSOCIATED BANC-CORP
             (Exact name of registrant as specified in its charter)



                           Wisconsin 0-5519 39-1098068
       (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification Number)

                  112 North Adams Street, Green Bay, Wisconsin (Address of principal executive offices including zip code)



       Registrant's telephone number, including area code: (920) 433-3166



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

Item 5.  Other Events

On October 29, 1997, Associated Banc-Corp ("Associated") and First Financial Corporation ("First Financial") announced that the merger announced in May of this year was consummated effective the close of business on October 29, 1997. Announcements of new officers and directors were also made. A press release announcing the consummation of the merger and the elections of new officers and directors is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 7(c).  Exhibits

99.1 Press release, dated October 29, 1997, announcing the consummation of the merger of Associated and First Financial and election of new officers and directors for Associated.

                                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             ASSOCIATED BANC-CORP
                                             Registrant


                                             By /s/ Brian R. Bodager
                                             Name:  Brian R. Bodager
                                             Title:  Secretary  and General
                                             Counsel


Date:  October 30, 1997

                                Index to Exhibits


Exhibit No.   Description

99.1 Press release, dated October 29, 1997, announcing the consummation of the merger of Associated and First Financial and election of new officers and directors of Associated.

                                                                  EXHIBIT 99.1

              ASSOCIATED BANC-CORP AND FIRST FINANCIAL CORPORATION TRANSACTION CLOSED, DIRECTORS AND CORPORATE EXECUTIVES NAMED

GREEN BAY, WISC. October 29, 1997 - H.B. Conlon, chairman and chief executive officer of Associated Banc-Corp (NASDAQ/NMS:ASBC), announced that effective today, they have formally completed the merger of First Financial Corporation (NASDAQ/NMS:FFHC) with Associated Banc-Corp. The combined company retains the name of Associated Banc-Corp and will be the third largest Wisconsin-based bank holding company with $10.7 billion in assets. Associated will continue to be headquartered in Green Bay, WI.

At the company's quarterly meeting held today, the Associated board of directors announced the retirement of two of its current directors and the appointment of seven (7) former First Financial directors to the Associated board. They will serve until the next annual meeting of Associated's shareholders. The board also made three executive officer appointments.

Former First Financial Corporation directors appointed to serve on the Associated Banc-Corp board are as follows: Robert S. Gaiswinkler, Chairman of First Financial Bank, Brookfield, WI; Robert P. Konopacky, Plover, WI; George R. Leach, Stevens Point, WI; John C. Seramur, President and Chief Executive Officer of First Financial Bank, Stevens Point, WI; John H. Sproule, Oconomowoc, WI; Ralph R. Staven, Hartland, WI; and Norman L. Wanta, Stevens Point, WI.

The board also made appointments to three executive positions with Associated. Brian R. Bodager was appointed Chief Administrative Officer, Joseph B. Selner was appointed Chief Financial Officer, and Donald E. Peters was appointed Director of Systems and Operations of the combined company.

Brian R. Bodager has been with Associated since July 1992. He has served for those five years as General Counsel and Corporate Secretary. He will also continue to hold these positions with Associated going forward. Bodager also serves as a director of Associated Trust Company, Associated Investment Services, Associated Financial Center and Great Northern Mortgage Company. He is also president and director of Banc Life Insurance Corporation. All the companies are affiliates of Associated Banc-Corp.

Joseph B. Selner has been with Associated since April 1978. He has served for the past 20 years as Chief Financial Officer of Associated. Selner is also a director of Associated Banc-Corp Services, Inc. and ASBC Investment Corp. He is vice president, treasurer and a director of Banc Life Insurance Corporation. All the companies area affiliates of Associated Banc-Corp.

Donald E. Peters has been with First Financial Bank for 15 years, most recently serving as executive vice president responsible for the retail banking division at the bank. Peters is director and treasurer of the TYME Corporation of Wisconsin. He is also a member of the Retail Banking Operations and Technology Committee of the Savings & Community Bankers of America. Peters is a director of Wisconsin Insurance Management, Inc., and First Financial Card Services Bank, N.A., both subsidiaries of First Financial. He was also recently elected to the board of directors of Associated Banc-Corp Services, Inc., an affiliate of Associated Banc-Corp.

Associated Banc-Corp, headquartered in Green Bay, WI, is a diversified multibank holding company with 98 Associated banking locations, 128 First Financial banking offices, and over 180 ATMs in Wisconsin and Illinois. The $10.7 billion company offers a full-range of traditional banking services and a variety of financially related products and services through Associated affiliates.

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